EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

   1.  ACCURATE AIR SYSTEMS, INC., A TEXAS CORPORATION
   2.  ATLAS AIR CONDITIONING COMPANY, A TEXAS CORPORATION
   3.  ATLAS COMFORT SERVICES USA, INC., A TEXAS CORPORATION
   4.  CONTRACT SERVICE INC., A UTAH CORPORATION
   5.  EASTERN HEATING & COOLING, INC., A NEW YORK CORPORATION
   6.  EASTERN REFRIGERATION CO., INC., A NEW YORK CORPORATION
   7.  FREEWAY HEATING & AIR CONDITIONING, INC., A UTAH CORPORATION
   8.  QUALITY AIR HEATING & COOLING, INC., A MICHIGAN CORPORATION
   9.  S.M. LAWRENCE COMPANY, INC.,  A TENNESSEE CORPORATION
   10. LAWRENCE SERVICE, INC., A TENNESSEE CORPORATION
   11. SEASONAIR, INC., A MARYLAND CORPORATION
   12. STANDARD HEATING & AIR CONDITIONING COMPANY, AN ALABAMA CORPORATION
   13. TECH HEATING AND AIR CONDITIONING, INC., AN OHIO CORPORATION
   14. TECH MECHANICAL, INC., AN OHIO CORPORATION
   15. TRI-CITY MECHANICAL, INC., AN ARIZONA CORPORATION
   16. WESTERN BUILDING SERVICES, INC., A COLORADO CORPORATION
   17. WALKER-J-WALKER, INC., A TENNESSEE CORPORATION
   18. RIVER CITY MECHANICAL, INC., A MICHIGAN CORPORATION
   19. S&K AIR CONDITIONING CO., INC., A GEORGIA CORPORATION
   20. FRED HAYES MECHANICAL CONTRACTORS, INC., A DELAWARE CORPORATION
   21. KUEMPEL SERVICE, INC., AN OHIO CORPORATION
   22. SALMON & ALDER, INC., A UTAH CORPORATION
   23. TROOST SERVICE CO., A MICHIGAN CORPORATION
   24. TEMP-RIGHT SERVICE, INC., A DELAWARE CORPORATION
   25. HILLCREST SHEET METAL, INC., A DELAWARE CORPORATION
   26. NOGLE & BLACK MECHANICAL, INC.,  A DELAWARE CORPORATION
   27. NORTH JERSEY MECHANICAL CONTRACTORS, INC., A NEW JERSEY CORPORATION
   28. DESIGN MECHANICAL INCORPORATED, A DELAWARE CORPORATION
   29. EDS, INC., A MINNESOTA CORPORATION
   30. MECHANICAL SERVICE GROUP, INC., A DELAWARE CORPORATION
   31. CEL, INC., A DELAWARE CORPORATION
   32. BCM CONTROLS CORPORATION, A MASSACHUSETTS CORPORATION
   33. ALLSTATE MECHANICAL, INC., A COLORADO CORPORATION
   34. DYNASTAR, INC. A COLORADO CORPORATION
   35. LOWRIE ELECTRIC CO., INC., A TENNESSEE CORPORATION
   36. BATCHELOR'S MECHANICAL CONTRACTORS, INC., AN ALABAMA CORPORATION
   37. JAMES AIR CONDITIONING ENTERPRISES, INC., A PUERTO RICO CORPORATION
   38. MJ MECHANICAL SERVICES, INC., A DELAWARE CORPORATION
   39. MEADOWLANDS FIRE PROTECTION CORP., A NEW JERSEY CORPORATION
   40. F&G MECHANICAL CORPORATION, A DELAWARE CORPORATION
   41. HELM CORPORATION, A COLORADO CORPORATION
   42. GMS AIR CONDITIONING, INC., A DELAWARE CORPORATION
   43. MARTIN HEATING, INC., A DELAWARE CORPORATION
   44. OK SHEET METAL & AIR CONDITIONING, INC., A DELAWARE CORPORATION
   45. AIR POWER SYSTEMS, INC., A DELAWARE CORPORATION
   46. MANDELL MECHANICAL CORPORATION, A NEW YORK CORPORATION
   47. ADAMS MECHANICAL SERVICES, INC., A TEXAS CORPORATION
   48. ROSS & ASSOCIATES,  INC., A DELAWARE CORPORATION
   49. HESS MECHANICAL CORPORATION, A DELAWARE CORPORATION
   50. RADNEY PLUMBING, INC., A DELAWARE CORPORATION
   51. NORTH AMERICAN MECHANICAL, INC., A DELAWARE CORPORATION
   52. THE HARVEY ROBBIN COMPANY, A DELAWARE CORPORATION
   53. UNITED ENVIRONMENTAL SERVICES, INC., A DELAWARE CORPORATION
   54. S.I. GOLDMAN COMPANY, INC., A DELAWARE CORPORATION
   55. N.J.M. SERVICE CO., INC., A NEW JERSEY CORPORATION
   56. HELM CORPORATION SAN DIEGO, A CALIFORNIA CORPORATION
   57. TEMPRITE AIR CONDITIONING AND REFRIGERATION, INC., A DELAWARE CORPORATION
   58. CENTRAL MECHANICAL, INC., A DELAWARE CORPORATION